Exhibit 10.3

HIPCRICKET, INC.
TRANSACTION BONUS PLAN

Adopted as of April 1, 2014

INTRODUCTION

This Transaction Bonus Plan (this “Plan”), adopted by Hipcricket, Inc., a Delaware corporation (the “Company”), is designed to recognize and retain the services of certain key executives who make significant contributions to the management, operations, value and success of the Company and to incentivize and encourage their continued service and performance by providing for compensation to be paid in the event of the occurrence of certain transactions as described herein.

PLAN

In consideration of the foregoing and the Participants’ continued service, and intending to be legally bound, the Company adopts the following Plan on the terms and conditions set forth below.  This Plan shall be effective as of  April 1, 2014 (the “Effective Date”).

Article I
PARTICIPATION AND BONUS AWARDS

Section 1.1                      Participation in Plan.  Each of Ivan Braiker, Douglas Stovall and Thomas Virgin (the “Participants”) shall be entitled to receive, in accordance with the provisions of this Plan, one percent (1.0%) (with respect to each Participant, the “Bonus Percentage”) of the Net Consideration with respect to a Transaction.

Section 1.2                      Bonus Awards.  The aggregate dollar amount payable to a Participant under this Plan is referred to herein as such Participant’s “Bonus Award.”  A Participant shall have no rights with regard to any Bonus Award until such time as such Bonus Award becomes vested and payable in accordance with the provisions of this Plan.

Section 1.3                      Vesting of Bonus Awards.  Bonus Awards shall, subject to the Participant’s continuous employment with the Company through the Closing Date, vest and become payable as of the Closing Date.  If a Participant is not employed by the Company on the Closing Date, the Participant shall forfeit all rights with respect to his Bonus Award; provided, however, that if a Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason prior to the Closing Date, the Bonus Award shall be paid to such Participant as though such Participant had remained continuously employed through the Closing Date.

Section 1.4                       Payout of Bonus Awards.

(a)  The full amount of each Participant’s Bonus Award shall be paid to the Participant (or, if applicable, his beneficiaries) in a lump sum cash payment within sixty five (65) days after the Closing Date.  All bonus payments shall be made in U.S. dollars.

(b)  Bonus Awards under this Plan are in addition to, and not in lieu of, other awards, bonuses and payments, specifically including severance payments, to which the Participant may be entitled under other plans, programs, contracts and arrangements with the Company.  The amount of a Bonus Award payable to a Participant shall not be reduced by awards, bonuses or other payments, including severance payments, that are triggered or may become due or payable as a result of the same action, events or transactions that cause the Bonus Award to become due and payable under this Plan.

Section 1.5                      Definitions.  As used in this Plan, the following terms shall have the following meanings:

(a)  “Aggregate Consideration” means the sum of all cash paid or payable and the fair market value of all property or securities transferred or transferrable, directly or indirectly, in connection with a Transaction, including (i) cash amounts paid or securities issued (or otherwise exchanged or transferred) to holders of shares of Company capital stock or of any warrants, options or stock appreciation rights, whether or not vested, or other securities convertible or exchangeable for any shares of Company capital stock; and (ii) the total amount of indebtedness for borrowed money or similar non-trade liabilities or obligations repaid, retired, extinguished or assumed in connection with a Transaction.  For purposes of determining Aggregate Consideration, in the event there is Contingent Consideration in a Transaction, the Plan Administrator will determine in good faith the value of the Contingent Consideration that could otherwise be taken into account in determining the Aggregate Consideration, and an amount equal to such value shall be taken into account in determining the Aggregate Consideration as of the Closing Date of the Transaction.  No payments of Contingent Consideration that are actually paid or received shall be included in determining the Aggregate Consideration.

(b)  “Cause” means (i) the Participant’s material fraud, gross malfeasance, gross negligence, or willful misconduct done in bad faith, with respect to the Company’s business affairs; (ii) the Participant’s refusal or repeated failure to follow the Company’s established reasonable and lawful policies; (iii) the Participant’s material breach of the employment agreement between the Participant and the Company; or (iv) the Participant’s conviction of a felony or crime involving moral turpitude.  A termination of the Participant’s employment for Cause based on clause (i), (ii) or (iii) of the preceding sentence will take effect thirty (30) days after the Company gives written notice of its intent to terminate the Participant’s employment and the Company’s description of the alleged cause, unless the Participant, in the good faith opinion of the Company, during such thirty (30) day period, remedies the events or circumstances constituting Cause.

(c)  “Contingent Consideration” means the amount of proceeds payable or available for distribution to holders of shares of Company capital stock (including securities convertible or exchangeable for any shares of Company capital stock) after consummation of a Transaction as a result of any earn-out, escrow or other similar arrangement or any post-transaction adjustments to the total consideration to be paid or issued in the Transaction.

(d)  “Good Reason” means any of the following without the Participant’s written consent: (i) a material reduction in the Participant’s base compensation; (ii) a material reduction in the Participant’s authority, duties and responsibilities as in effect on the Effective Date; or (iii) a change in the Participant’s place of work to a location more than 50 miles from the place of work on the Effective Date, except for required travel on Company business to an extent substantially consistent with the Participant’s position, duties and responsibilities.  Notwithstanding any provision of this Plan to the contrary, a termination of an employment relationship by the Participant will not be for Good Reason unless (A) the Participant notifies the Company in writing of the existence of the condition that the Participant believes constitutes Good Reason within ninety (90) days of the initial existence of such condition (which notice specifically identifies such condition), (B) the Company fails to remedy such condition within thirty (30) days after the date that it receives such notice (the “Remedial Period”), and (c) the Participant actually terminates his employment within thirty (30) days after the expiration of the Remedial Period.  If the Participant terminates his employment before expiration of the Remedial Period or after the Company remedies the condition, then the Participant’s termination will not be for Good Reason.

(e)           “Plan Administrator” means the Board of Directors of the Company (the “Board”).  The Board may delegate concurrent responsibility for serving as Plan Administrator to one or more committees consisting of one or more non-Participant members of the Board, subject to such limitations as the Board deems appropriate.

(f)           “Transaction” means (i) the acquisition of a majority of the outstanding voting stock of the Company by any person or any two or more persons acting as a partnership, limited partnership, syndicate or other group, entity or association acting in concert for the purpose of voting, acquiring, holding, or disposing of voting stock of the Company; or (ii) a merger or a consolidation of the Company with or into another corporation, other than (A) a merger or consolidation with a subsidiary of the Company, or (B) a merger or consolidation in which the holders of voting stock of the Company immediately prior to the merger as a class hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent; or (iii) a statutory exchange of shares of one or more classes or series of outstanding voting stock of the Company for cash, securities or other property, other than an exchange in which the holders of voting stock of the Company immediately prior to the exchange as a class hold immediately after the exchange at least a majority of all outstanding voting power of the entity with which the Company stock is exchanged; or (iv) the sale or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of transactions, other than a sale or disposition in which the holders of voting stock of the Company immediately prior to the sale or disposition as a class hold immediately after the exchange at least a majority of all outstanding voting power of the entity to which the assets of the Company are being sold.

(g)  “Closing Date” means the date on which the closing and consummation of a Transaction occurs.  Where a series of transactions undertaken with a common purpose is deemed to be a Transaction, the Closing Date of such Transaction shall be the date on which the last of such transactions is consummated.

(h)  “Net Consideration” means the sum of Aggregate Consideration minus all Transaction Expenses.

(i)  “Transaction Expenses” means the aggregate amount of all fees and expenses incurred by the Company at and prior to the Closing Date, including all fees and expenses of outside counsel, investment bankers, brokers, financial advisors, banks and other financial institutions, accountants, experts and consultants, retained by or on behalf of the Company arising from or in connection with a Transaction, to the extent not paid or payable by another party to the Transaction.  For avoidance of doubt, retention, change of control, bonus, termination, severance, and other similar payments (including Bonus Awards) that are payable by the Company as a result of or in connection with a Transaction shall not be considered Transaction Expenses.

Section 1.6                      Determination of Net Consideration. Net Consideration shall be determined in good faith by the Plan Administrator as of the Closing Date and, subject to the terms of and except as otherwise provided in this Section 1.6, the Plan Administrator’s determination shall be conclusive and binding upon the Company and all Participants.  The value of any securities issuable in connection with a Transaction will be determined (i) if traded on a recognized market or quotation system, on the basis of the average of the closing prices, as reported on such recognized market or quotation system, for the twenty (20) trading days immediately preceding the Closing Date, or (ii) if not traded on a recognized exchange or quotation system, on the basis of the fair market value of such securities on the Closing Date as determined in good faith by the Plan Administrator.  The value of any property transferred in connection with a Transaction will be determined on the basis of the fair market value of such property on the Closing Date as determined in good faith by the Plan Administrator.  In the event there is a disagreement as to the valuation of any securities or other property, the Plan Administrator shall retain a nationally recognized independent valuation firm to resolve such disagreement at the Company’s expense and such valuation firm’s resolution shall be conclusive and binding upon the Company and all Participants; provided that such valuation firm’s resolution shall be provided no later than the sixtieth (60th) day following the Closing Date.

Article II
PLAN ADMINISTRATION

The Plan Administrator shall be responsible for the administration of this Plan.  The Plan Administrator is authorized to prescribe, amend and rescind rules and regulations relating to the administration of this Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company or any of its affiliates, and to make all other determinations necessary or advisable for the administration and interpretation of this Plan in order to carry out its provisions and purposes.  Any decision or action taken or to be taken by the Plan Administrator, arising out of or in connection with the construction, administration, interpretation and effect of this Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law and except as otherwise specifically provided herein, be within its absolute discretion and shall be conclusive and binding upon the Company and all Participants and any person claiming under or through any Participant.

Article III
MISCELLANEOUS

Section 3.1                      Amendment and Termination of Plan. The Plan Administrator may amend, modify, terminate or suspend this Plan at any time prior to or on the Closing Date, provided that no amendment, modification, termination or suspension of this Plan shall in any manner adversely affect the rights of any Participant without the written consent of such Participant.  The Plan shall automatically terminate upon the earliest of the following to occur (a) the date that the Plan Administrator terminates the Plan, (b) the Closing Date of the first Transaction to occur following the Effective Date and (c) April 1, 2015; provided that any termination of the Plan that results from a Transaction shall not affect the Company’s obligations to pay Bonus Awards with respect to the Transaction.

Section 3.2                      Tax Withholding.  Any payment made pursuant to the Plan shall be subject to applicable withholding obligations in an amount sufficient to satisfy federal, state and local or non-U.S. withholding tax requirements.  Nevertheless, each Participant remains ultimately responsible for the payment of any and all taxes applicable to income such Participant may receive or be deemed to have received under the Plan.  At the Company’s discretion, the amount required to be withheld may be withheld in cash from such wages, or otherwise as the Plan Administrator may reasonably determine.

Section 3.3                      Unfunded Plan.  Any amounts to be paid pursuant to the Plan are an unfunded obligation of the Company.  The Company is not required to segregate any monies from its general funds, to create any trust or to make any special deposits with respect to this obligation.  No Bonus Award shall create or constitute a trust or a fiduciary relationship between the Company and a Participant or otherwise create any vested interest in any Participant or any creditors of a Participant in any assets of the Company or any affiliates of the Company whatsoever.  A Participant will be a contingent, general unsecured creditor of the Company respect to any contingent claims such Participant may have against the Company under the Plan.  The Company shall not be considered a trustee by reason of the Plan.

Section 3.4                      No Assignment; Beneficiary Designation.

(a)           Except as permitted in Section 3.4(b), no Participant or other person will have any right to assign or transfer any rights in any Bonus Award or any payment pursuant to the Plan including any right to commute, sell, assign, transfer, pledge, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey any Bonus Award or any rights in any payment pursuant to this Plan.  Any attempted assignment or transfer in violation of this Section 3.4(a) shall be void and of no force or effect.

(b)           Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during his lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Section 3.5                      No Guarantee of Employment; No Obligation to Effect Transaction.  Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.  The adoption of this Plan shall have no effect on awards made or to be made, or compensation paid or to be paid, pursuant to other plans, programs, contracts or arrangements now or subsequently in effect covering a Participant or other employees of the Company or its subsidiaries, or any predecessors or successors thereto (unless required by specific reference in any such other plan, program, contract or arrangement to Bonus Awards under this Plan).

Section 3.6                      Limitations on Payments under Certain Circumstances.

(a)  Notwithstanding any other provision under Plan, in the event that a Participant becomes entitled to receive or receive any payment of a Bonus Award or any payments or benefits under any other plan, agreement, program or arrangement with the Company or any entity that is directly or indirectly controlled by, in control of or under common control with the Company (collectively, the “Payments”), that may separately or in the aggregate constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and the Treasury regulations promulgated thereunder (“Section 280G”) and it is determined that, but for this Section 3.6, any of the Payments will be subject to any excise tax pursuant to Section 4999 of the Code or any similar or successor provision (the “Excise Tax”), the Company shall pay to the Participant either (i) the full amount of the Payments or (ii) an amount equal to the Payments reduced by the minimum amount necessary to prevent any portion of the Payments from being an “excess parachute payment” (within the meaning of Section 280G) (the “Capped Payments”), whichever of the foregoing amounts results in the receipt by the Participant, on an after-tax basis (with consideration of all taxes incurred in connection with the Payments, including the Excise Tax), of the greatest amount of Payments notwithstanding that all or some portion of the Payments may be subject to the Excise Tax.  For purposes of determining whether the Participant would receive a greater after-tax benefit from the Capped Payments than from receipt of the full amount of the Payments and for purposes of Section 3.6(c) below (if applicable), the Participant shall be deemed to pay federal, state and local taxes at the highest marginal rate of taxation for the applicable calendar year.

(b)  All computations and determinations called for by Sections 3.6(a) and 3.6(c) shall be made and reported in writing to the Company and the Participant by a third-party service provider selected by the Company (the “Tax Advisor”), and all such computations and determinations shall be conclusive and binding on the Company and the Participant.  For purposes of such calculations and determinations, the Tax Advisor may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and the Participant shall furnish to the Tax Advisor such information and documents as the Tax Advisor may reasonably request in order to make their required calculations and determinations.  The Company shall bear all fees and expenses charged by the Tax Advisor in connection with its services.

(c)  In the event that Section 3.6(a) applies and a reduction is required to be applied to the Payments thereunder, the Payments shall be reduced by the Company in a manner and order of priority that provides the Participant with the largest net after-tax value; provided that payments of equal after-tax present value shall be reduced in the reverse order of payment.  Notwithstanding anything to the contrary herein, any such reduction shall be structured in a manner intended to comply with Section 409A of the Code.

Section 3.7                      Successors and Assigns.  The terms and conditions of this Plan shall inure to the benefit of and bind the Company and the Participants, and their successors, assigns, beneficiaries, heirs and representatives, as applicable.

Section 3.8                      Severability.  If any provision of this Plan is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 3.9                      Governing Law.  This Plan and all awards made and actions taken hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware without reference to conflicts of law principles thereof.  This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Section 3.10                      Section 409A.  The Company intends that the Plan and the payments provided hereunder be exempt from the requirements of Section 409A of the Code, to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4) or otherwise.  To the extent Section 409A of the Code is applicable to the Plan and the payments provided hereunder, the Company intends that the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A of the Code.  Notwithstanding any provision in the Plan to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with such intentions.

Section 3.11                      No Tax Representation.  Notwithstanding anything to the contrary herein, none of the Company or the Board makes any representations or warranties to any Participant with respect to any tax, economic or legal consequences of this Plan or any payments to any Participant hereunder, including, without limitation, under Sections 280G or 409A of the Code, or other Code provisions.

Section 3.12                      No Equity Interest.  Neither the Plan nor any payment hereunder creates or conveys any equity or ownership interest in the Company (or any affiliate of the Company) or any rights commonly associated with such interests, including, without limitation, the right to vote on any matters put before the stockholders of the Company or the right to dividends.

Section 3.13                      Interpretation.  The headings of articles and sections contained in this Plan are for convenience only and shall not control or affect the meaning or construction of any provision of this Plan.  Except when otherwise indicated by the context, the singular shall be read and interpreted as the plural (when appropriate), and the plural shall include the singular.